UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2012

PATRIOT MINEFINDERS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53848	30-0692325
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)

700 – 510 West Hastings Street
Vancouver, BC, V6B 1L8
(Address of principal executive offices)

(619) 688-6505
(Registrant’s telephone number, including area code)

ATLANTIC RESOURCES, INC. 591 Camino de la Riena, Suite 802, San Diego, California, 92108 (619) 688-6505
(Registrant’s former name, address and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

TABLE OF CONTENTS

Item 1.01 Entry into Material Definitive Agreement	3

Item 2.01 Completion of Acquisition or Disposition of Assets	3

Item 5.06 Change in Shell Company Status	4

Description of Business	4

Risk Factors	36

Financial Information	42

Security Ownership of Certain Beneficial Owners and Management	48

Directors and Executive Officers, Promoters and Control Persons	49

Legal Proceedings	52

Executive Compensation	54

Certain Relationships and Related Transactions, and Director Independence	54

Legal Proceedings	55

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	55

Recent Sales of Unregistered Securities	56

Description of Registrant’s Securities to be Registered	56

Indemnification of Directors and Officers	57

Item 9.01 Financial Statements and Exhibits	58

Signatures	60

Item 1.01 Entry into Material Definitive Agreement

Item 2.01 Completion of Acquisition or Disposition of Assets

As used in this Current Report on Form 8-K, unless otherwise stated, all references to the “Company”, “we,” “our” and “us” refer to Patriot Minefinders Inc.

Property Rights Acquisition

On May 17, 2012, we entered into an Assignment Agreement with Skanderbeg Capital Partners Inc. (“Skanderbeg”), whereby Skanderbeg assigned to us its option to purchase an undivided 50% interest in and to certain mineral concessions located in Mexico known as the “La Buena Project”.   The La Buena Project is located in the State of Zacatecas, Mexico is entirely owned and operated by San Marco Resources Inc.  (“San Marco”).  It is approximately 8,500 hectares or 24,000 acres in area and covers several gold, silver, lead and zinc occurrences situated approximately 5.6 miles north of the Penasquito gold-silver-lead-zinc mine owned by Goldcorp Inc.

The assigned option was first acquired by Skanderbeg from San Marco pursuant to an Option Agreement dated February 28, 2012.  In consideration of the assignment we have accrued $100,000 payable to Skanderbeg and have assumed all of Skanderbeg’s rights and obligations under the Option Agreement with San Marco.  On August 2, 2012, by Amending Agreement among our Company, Skanderbeg and San Marco, we replaced Skanderbeg as a party to the Option Agreement.

In order to exercise the option we may issue up to 2,500,000 restricted shares of common stock and pay an aggregate of $6,300,000 in option fees and exploration financing to San Marco in accordance with the following schedule:

•	1,000,000 common share by May 31, 2012 (issued);

•	500,000 common shares, $100,000 in option fees, and $1,000,000 in exploration financing by December 31, 2012;

•	1,000,000 common shares, $100,000 in option fees, and $500,000 in exploration financing by December 31, 2013; and

•	1,000,000 common shares, $100,000 in option fees and $4,500,000 in exploration financing by December 31, 2014.

To date, Skanderbeg has paid an additional $100,000 in option fees to San Marco pursuant to the Option Agreement.  The Option Agreement provides that, in the event we exercise the option, the La Buena Project property will be held in a Mexican corporation to be owned equally by San Marco and our Company subject to the terms of a joint venture agreement.  The parties shall each hold a 50% interest upon exercise of the option which interest shall be adjusted proportionately with each party’s financing contributions to subsequent operating and exploration costs.  If either parties ownership interest is adjusted to below 10% that interest will be converted to a 10% net profit royalty interest.  San Marco shall be responsible for executing all operations in respect of the property.  The joint interest in the property shall be subject to a variable net-returns royalty from the exploitation of the property payable to Golden Minerals Company of Golden, Colorado.  The royalty shall be a minimum of 1.5% of net-returns if the then current market price of gold is equal to less than $800 per ounce and shall be adjusted proportionately up to 2.5% if the then current market price of gold rise between $800 per ounce and above $950 per ounce.

 The Option Agreement shall terminate upon any failure by our Company to timely fulfill any payment obligations under the agreement.  We may additionally terminate the agreement at any time with 30 days notice to San Marco.

Item 5.06    Change in Shell Company Status

As a result of the consummation of the transactions described in Item 2.01 of this Current Report on Form 8-K, we believe that we are no longer a “shell company”, as that term is defined in Rule 405 under the Securities Act and Rule 12b-2 under the Exchange Act.

Form 10 Information Disclosure

As disclosed elsewhere in this report, on May 17, 2012, we entered into the Assignment Agreement with Skanderbeg, to acquire an option to purchase an undivided 50% interest in the La Buena Project.  Item 2.01(f) of Form 8-K states that if the registrant was a shell company prior to competing an acquisition of assets (as we were immediately before the acquisition of the option) then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to our Company after the entry into the Assignment Agreement and assumption of all obligations under the Option Agreement with San Marco, unless otherwise specifically indicated.

Description of Business

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. To the extent that any statements made in this report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects”, “plans”, “may,”, “anticipates”, “believes”, “should”, “intends”, “estimates”, and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, our ability to raise additional capital to finance our activities; the effectiveness, profitability and marketability of our products; legal and regulatory risks associated with the share exchange; the future trading of our common stock; our ability to operate as a public company; our ability to protect our proprietary information; general economic and business conditions; the volatility of our operating results and financial condition; our ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), or otherwise.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not undertake any obligation to publicly update any forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

Overview

We are an exploration stage company engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover.

We were incorporated in the state of Nevada on February 9, 2007 as Atlantic Resources, Inc.  On April 11, 2012, we filed Articles of Merger with the Nevada Secretary of State to change the name of our company to “Patriot Minefinders Inc.”, to be effected by way of a merger with our wholly-owned subsidiary Patriot Minefinders Inc. which was created solely for the name change.

Effective April 19, 2012, in accordance with approval from the Financial Industry Regulatory Authority (“FINRA”), we changed our name from Atlantic Resources Inc. to Patriot Minefinders Inc.  In addition, we effected a forward split of our authorized and issued and outstanding shares of common stock on a 24 new for 1 old basis such that, our authorized capital increased from 70,000,000 to 1,680,000,000 shares of common stock and correspondingly, our issued and outstanding shares of common stock increased from 4,700,000 to 112,800,000 shares of common stock, all with a par value of $0.001.

The name change and forward split became effective with the Over-the-Counter Bulletin Board at the opening of trading on April 19, 2012. Our new CUSIP number is 70338F102.

Effective June 1, 2012, our stock symbol changed from “AARI” to “PROF” to better reflect the new name of our company.  The symbol change became effective with the Over-the-Counter Bulletin Board at the opening of trading on June 1, 2012 under the new stock symbol “PROF”.

On June 19, 2012 our board of directors approved the cancellation and the sale of a portion of 72,000,000 post-split shares held by a former director, officer and majority shareholder of the Company. Effective June 19, 2012, the shareholder cancelled and returned to treasury 52,000,000 shares of the Company’s common stock and sold an aggregate of 3,000,000 shares to the directors of the Company at the price of $0.0014 per share.  The shareholder currently holds the balance of 17,000,000 shares of the our common stock.  Following the cancellation, there are 61,800,000 shares of our common stock outstanding.

Previous Business

Vic Vein Mining Claim

On April 18th, 2007 we entered into a Mineral Property Staking and Purchase Agreement with 1698727 Ontario Inc. pursuant to which we purchased for $7,500.00 a 100% interest in the Vic Vein mining claim located approximately 155 miles west of Williams Lake, British Columbia, Canada,.  However, the claim lapsed on October 6, 2010 and we no longer own any rights in relation to the property.

Current Business

Subsequently, we identified an opportunity with respect to the option to acquire a 50% interest in the La Buena Project from San Marco.  On May 17, 2012, we entered into an Assignment Agreement with Skanderbeg to acquire an option to purchase the La Buena Project.

We now plan to undertake exploration of the La Buena Project. Further details on our property and our exploration plans can be found in the section titled “Description of Property”.

Market, Customers and Distribution Methods

Although there can be no assurance, large and well capitalized markets are readily available for all minerals throughout the world.  A very sophisticated futures market for the pricing and delivery of future production also exists. The price for minerals is affected by a number of global factors, including economic strength and resultant demand for minerals for production, fluctuating supplies, mining activities and production by others in the industry, and new and or reduced uses for subject minerals.

The mineral exploration industry is highly speculative. As such, it involves a high degree of risk, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Few mineral exploration projects actually become operating mines.

The mining industry is subject to a number of factors, including intense industry competition, high susceptibility to economic conditions (such as price of minerals, foreign currency exchange rates, and capital and operating costs), and political conditions (which could affect such things as import and export regulations, foreign ownership restrictions). Furthermore, the mining activities are subject to all hazards incidental to mineral exploration, development and production, as well as risk of damage from earthquakes, any of which could result in work stoppages, damage to or loss of property and equipment and possible environmental damage. Hazards such as unusual or unexpected geological formations and other conditions are also involved in mineral exploration and development.

Competition

The mineral exploration industry is highly competitive. We are a new exploration stage company and have a weak competitive position in the industry. We compete with junior and senior mineral exploration companies, independent producers and institutional and individual investors who are actively seeking to acquire mineral exploration properties throughout the world together with the equipment, labor and materials required to operate on those properties. Competition for the acquisition of mineral exploration interests is intense with many mineral exploration leases or concessions available in a competitive bidding process in which we may lack the financial, technological information or expertise available to other bidders.

Many of the mineral exploration companies with which we compete for financing and for the acquisition of mineral exploration properties have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquiring mineral exploration interests of merit or on exploring or developing their mineral exploration properties. This advantage could enable our competitors to acquire mineral exploration properties of greater quality and interest to prospective investors who may choose to finance their additional exploration and development. Such competition could adversely impact our ability to attain the financing necessary for us to acquire further mineral exploration interests or explore and develop our current or future mineral exploration properties.

We also compete with other junior mineral exploration companies for financing from a limited number of investors that are prepared to invest in such companies. The presence of competing junior mineral exploration companies may impact our ability to raise additional capital in order to fund our acquisition or exploration programs if investors perceive that investments in our competitors are more attractive based on the merit of their mineral exploration properties or the price of the investment opportunity. In addition, we compete with both junior and senior mineral exploration companies for available resources, including, but not limited to, professional geologists, land specialists, engineers, camp staff, helicopters, float planes, mineral exploration supplies and drill rigs.

General competitive conditions may be substantially affected by various forms of energy legislation and/or regulation introduced from time to time by the governments of the United States and other countries, as well as factors beyond our control, including international political conditions, overall levels of supply and demand for mineral exploration.

In the face of competition, we may not be successful in acquiring, exploring or developing profitable mineral properties or interests, and we cannot give any assurance that suitable mineral properties or interests will be available for our acquisition, exploration or development. Despite this, we hope to compete successfully in the mineral exploration industry by:

•	keeping our costs low;

•	relying on the strength of our management’s contacts; and

•	using our size and experience to our advantage by adapting quickly to changing market conditions or responding swiftly to potential opportunities.

Intellectual Property

We have established a website and maintain its’ domain, www.patriotminefinders.com.  We own or license copyright in all materials contained in our website.  We also claim common law trademark rights in our corporate name and logo.  We do not hold any registered copyright, trademark, patent or other intellectual property right.

Research and Development

We did not incur any research and development expenses during the period from February 9, 2007 (inception) to our fiscal period ended April 30, 2012.

Reports to Security Holders

We are subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our independent registered public accounting firm and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year. We file Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K with the Securities and Exchange Commission in order to meet our timely and continuous disclosure requirements. We may also file additional documents with the Commission if they become necessary in the course of our company’s operations.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

Government Regulations

Any operations on the La Buena Project will be subject to various Federal and State laws and regulations in Mexico which govern prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, protection of the environment, mine safety, hazardous substances and other matters. We will be required to obtain those licenses, permits or other authorizations currently required to conduct exploration and other programs. There are no current orders or directions relating to us or the La Buena Project with respect to the foregoing laws and regulations. Such compliance may include feasibility studies on the surface impact of our proposed operations, costs associated with minimizing surface impact, water treatment and protection, reclamation activities, including rehabilitation of various sites, on-going efforts at alleviating the mining impact on wildlife and permits or bonds as may be required to ensure our compliance with applicable regulations. It is possible that the costs and delays associated with such compliance could become so prohibitive that we may decide to not proceed with exploration, development, or mining operations on our mineral property. We are not presently aware of any specific material environmental constraints affecting our property that would preclude the economic development or operation of property in Mexico.

Environmental Regulations

We are not aware of any material violations of environmental permits, licenses or approvals that have been issued with respect to our operations. We expect to comply with all applicable laws, rules and regulations relating to our business, and at this time, we do not anticipate incurring any material capital expenditures to comply with any environmental regulations or other requirements.

While our intended projects and business activities do not currently violate any laws, any regulatory changes that impose additional restrictions or requirements on us or on our potential customers could adversely affect us by increasing our operating costs or decreasing demand for our products or services, which could have a material adverse effect on our results of operations.

Employees

We have commenced only limited operations; therefore, we have no full-time employees. Our officers and directors provide services to us on an as-needed basis. When we commence full operations, we will need to establish full-time management and administrative support staff. Our company intends to ‘contract-out’ many of these functions.

Description of Property

We currently use the office space of one of the directors of the Company totaling approximately 3,000 square feet in area for which we pay $Nil per month. Our office is located at 700 – 510 West Hastings Street, Vancouver, BC, V6B 1L8 and our telephone number is (604) 687-7130.

Our company deems this to be satisfactory at this time.

La Buena Project

Location and Access

The La Buena property (the “Property”) is located in northern Zacatecas, Mexico, approximately 2.4 miles North of Goldcorp's La Negra/Noche Buena resource area, 5.6 miles North of the Peñasquito mine, 5.5 miles west of the Dia Bras Las Coloradas resource area.

The Property is situated approximately 4.3 miles south of the town of Melchor Ocampo, approximately 24 miles northwest of the town of Concepcion del Oro, or 128 miles northeast of the state capital city of Zacatecas; within the northeastern part of the Concepcion del Oro Mining District. Its geographic centre is located at approximately 24o 45’ North latitude by 101o 47’ West longitude, or U.T.M. 2,741,250 North by 233,750 East; within Mexican map-sheet ‘Concepcion del Oro G14-10’.

32

Vehicular access is possible by driving southwesterly along Federal Highway 54 from the city of Saltillo in Coahuila State to the road junction just east of the city of Concepcion del Oro, and then northwest on a paved road to the town of Terminal de Providencia. From Terminal de Providenncia there is a pavement secondary road leading west-northwesterly to the town of Melchor Ocampo. The property is 4.3 miles south by gravel road from Melchor Ocampo. There are regularly scheduled commercial flights to Saltillo from the U.S.A. and other Mexican cities, and the driving time from Saltillo to Melchor Ocampo is approximately 2 ½ hours. Most of the Property is readily accessible year-round by four-wheel drive vehicle.

Ownership and Interest

On May 17, 2012, we entered into an Assignment Agreement with Skanderbeg, whereby Skanderbeg assigned to us its option to purchase an undivided 50% interest in the “La Buena Project”.  The assigned option was first acquired by Skanderbeg from San Marco pursuant to an Option Agreement dated February 28, 2012.  In consideration of the assignment we have paid $100,000 to Skanderbeg. On August 2, 2012, by Amending Agreement among our Company, Skanderbeg and San Marco, we replaced Skanderbeg and assumed its rights obligations as a party to the Option Agreement..

In order to exercise the option we may issue up to 2,500,000 restricted shares of common stock and pay an aggregate of $6,300,000 in option fees and exploration financing to San Marco in accordance with the following schedule:

•	1,000,000 common shares by May 31, 2012 (issued);

•	500,000 common shares, $100,000 in option fees, and $1,000,000 in exploration financing by December 31, 2012;

•	1,000,000 common shares, $100,000 in option fees, and $500,000 in exploration financing by December 31, 2013; and

•	1,000,000 common shares, $100,000 in option fees and $4,500,000 in exploration financing by December 31, 2014.

To date, Skanderbeg has paid an additional $100,000 in option fees to San Marco pursuant to the Option Agreement.  The Option Agreement provides that, in the event we exercise the option, the La Buena Project property will be held in a Mexican corporation to be owned equally by San Marco and our Company subject to the terms of a joint venture agreement.  The parties shall each hold a 50% interest upon exercise of the option which interest shall be adjusted proportionately with each party’s financing contributions to subsequent operating and exploration costs.  If either parties ownership interest is adjusted to below 10% that interest will be converted to a 10% net profit royalty interest.  San Marco shall be responsible for executing all operations in respect of the property.  The joint interest in the property shall be subject to a variable net-returns royalty from the exploitation of the property payable to Golden Minerals Company of Golden, Colorado.  The royalty shall be a minimum of 1.5% of net-returns if the then current market price of gold is equal to less than $800 per ounce and shall be adjusted proportionately up to 2.5% if the then current market price of gold rise between $800 per ounce and above $950 per ounce.

The Option Agreement shall terminate upon any failure by our Company to timely fulfill any payment obligations under the agreement.  We may also terminate the agreement at any time with 30 days notice to San Marco.

The Property is comprised of three mineral concessions that are entirely owned and operated by San Marco. The La Buena (Title No. 235566, 602.997 ha), La Pinta 06 (Title No. 229764, 7875.24 ha) and La Pinta 15 Fracc II (Title No. 235623, 21.7473 ha) cover 8,500 hectares or approximately 24,000 acres. The surface rights to the area covered by the mineral concessions belong to four ejidos.  An ejido is a communally owned and administered area of land primarily used for agricultural purposes.  San Marco has obtained surface use agreements with three of the four ejidos which span the concessions.  The terms of three negotiated surface agreement are as follows:

•
A 3-year agreement with the Melchor Ocamp Ejidos has anniversary dates of May 5, 2012, 2013 and 2014. A payment of 8,000 pesos is due on each anniversary date and San Marco will pay the ejidos 2,000 pesos ($150) for each drill holes collared within the ejidos;

32

•
A 3-year agreement with the Las Crucitas Ejidos has anniversary dates of July 11, 2012, 2013 and 2014. A payment of 9,000 pesos ($675) is due on each anniversary date and San Marco will pay the ejidos 2,000 pesos ($150)  for each drill pad excavated within the ejidos and any road construction will be assessed at 1,000 pesos ($75)  per kilometer (0.6 miles) ; and

•
A 5-year agreement with the El Jaguey Ejidos has anniversary dates of July 11, 2012, 2013, 2014, 2015 and 2016. A payment of 10,000 pesos($750)  is due on each anniversary date and San Marco will pay the ejidos 3,000 pesos ($225) for each drill pad excavated within the ejidos and any road construction will be assessed at 1,000 pesos ($75) per kilometer (0.6 miles).

The Los Novillos Ejidos in the southeastern part of the Property has not yet agreed to any surface disturbances by San Marco within their jurisdiction.

History of Operations

The State of Zacatecas, Mexico was founded in 1546 after the discovery of silver vein systems; although, it likely experienced some pre-Hispanic mining. Within a century afterwards, Zacatecas became Mexico’s largest silver producer, and the city was the second largest in the country after Mexico City. As with many other mining districts in Mexico, production ceased during the Mexican Revolution of 1910 to 1917 but resumed in some areas by about 1936. Historic silver production estimates exceed 1.5 billion ounces from the State, and 750 million ounces from the Zacatecas district.

33

The Mesa Central region of Zacatecas State has experienced many periods of exploration and mining since the Spaniards. Recent exploration activity led to the discovery, exploration and development of the Peñasquito gold-silver-lead-zinc mine and nearby Noche Buena project, both owned and operated by Goldcorp Inc. The Peñasquito property has two main deposits, called Peñasco and Chile Colorado that are being mined by open pit..

The La Buena property was acquired by San Marco shortly after the discovery and initial exploration of the nearby Camino Rojo gold-silver deposit by Canplats Resources Corporation in 2007. There have undoubtedly been periods of historic to recent exploration and artisanal mining throughout this area but any work prior to San Marco’s acquisition of the property is undocumented.

Present Condition

San Marco currently has an environmental drill permit to construct new access roads and drill sites and drill within the Julia Ridge zone of the Property. Any future road construction, trenching and/or drilling elsewhere on the Property will require appropriate exploration permits and reclamation commitments for such work.

Plan of Exploration

In an Executive Summary of the property prepared by Minorex Consulting Ltd. for San Marco with respect to the La Buena Project related to the Julia and San Lucas Ridge zones, Minorex Consulting Ltd. recommended that six diamond drill holes be drilled to initially test both the Julia and San Lucas Ridge zones. Three holes would be directed at the buried chargeability anomaly on the Julia zone and the other three holes would be directed at the low resistivity anomalies on the San Lucas zone. It is estimated that this 2,000 metres of drilling plus later documentation would cost US $400,000.

At the present time, San Marco, as operator of the Property, proposes the following exploration plan which is dependent upon the availability of adequate financing:

NATURE OF WORK	TIME FRAME	COST
Drill Holes - A total of 4,000m of drilling spanning 8 holes with an average depth of 500m per hole: - 2,000m at the Julia zone; - 2,000m at the San Lucas zone	12 months	1,100,000
Drill Hole Assaying	12 months	200,000

Julia Zone Plan of Exploration

Based upon the 2011 geophysical and geochemical results, three diamond drill holes are proposed to initially test the chargeability (the capacity for material to hold an electrical charge) and resistivity (the capacity for material to resist an electrical charge) of the minerals that are situated directly beneath the gold-in-soil geochemical anomaly corresponding with the hornfelsed Caracol Formation metasedimentary rocks intruded by hydrothermally-altered granitic intrusions. The three proposed drill holes would be separated and inclined along the northeasterly trend of the geophysical anomaly to better test its extent.

34

32

The above illustration, after Witter and Rastad (2011), shows the Julia zone looking eastward with the green ovoid body being the chargeability high and the high magnetics shown in purple. The chargeability anomaly appears to be reflecting a sulphide-rich zone or cupola above a buried granitic stock with magnetic diatremes extending upward from the periphery of the stock. The traces of the proposed drill hole are shown with DDH # 2 on the right, DDH #1 in the centre and DDH # 3 to the left. The pertinent data for these proposed diamond drill holes are as follows.

The pertinent data for these proposed diamond drill holes are as follows.

Hole ID	Easting (m)	Northing (m)	Elevation (m)	Azimuth	Dip	Length (m)
1	229200	2742800	2090	0	-90	300
2	229200	2743120	2090	180	-70	300
3	228800	2742480	2090	314	-70	300

San Lucas Ridge Zone Plan of Exploration

Three diamond drill holes are proposed to testthe coincidental geological, geochemical and geophysical anomalies of the San Lucas Ridge zone. The primary target is the buried low resistivity anomaly beneath the folded, high resistivity carbonate rocks. The proposed collars for two of the drill holes (#4 and #6) lie on the southern flank of San Lucas ridge and directed to the north targeting low resistivity anomalies. The proposed collar for drill hole #5 is located on the north flank of the ridge and directed to the southwest, also targeting a low resistivity anomaly.

The following illustration, modified after Witter and Rastad (2011), shows the three proposed drill holes penetrating the near surface, high resistivity carapace (shown in red) to intersect the low resistivity (blue) and flanking moderate chargeability anomalies (green).

32

32

The pertinent location and drilling data for the three proposed diamond drill holes at the San Lucas Ridge zone are as follows.Hole ID	Easting (m)	Northing (m)	Elevation (m)	Azimuth	Dip	Length (m)
4	228800	2745350	2300	0	-63	350
5	229050	2746700	2300	243	-75	350
6	228100	2745600	2320	0	-73	300

Geology

Index of Geologic Terms

Term	Definition
Argillic facies
The argillic facies comprises the propylitic, montmorillonitic, and kaolinitic types, and the phyllic facies the muscovitic and biotitic types. Generally each type of alteration characterizes a subzone of alteration that bears consistent relationships to neighboring zones and to a presumed source of heat and altering fluids. These relationships also are in full accord with the inferred physical-chemical requirements of the corresponding facies.

Anticlinal	An anticline is a fold that is convex up and has its oldest beds at its core.
Calcalkaline
The diverse rock types in the calc–alkaline series include volcanic types such as basalt, andesite, dacite, rhyolite, and also their coarser-grained intrusive equivalents (gabbro, diorite, granodiorite, and granite). They do not include silica-undersaturated, alkalic, or peralkaline rocks.

Calcareous	Calcareous is an adjective meaning mostly or partly composed of calcium carbonate, in other words, containing lime or being chalky.
Carbonaceous
Carbonaceous is the defining attribute of a substance rich in carbon. Particularly, carbonaceous hydrocarbons are very unsaturated, high-molecular-weight hydrocarbons, having an elevated carbon:hydrogen ratio.

Laramide orogeny
The Laramide orogeny was a period of mountain building in western North America, which started in the Late Cretaceous, 70 to 80 million years ago, and ended 35 to 55 million years ago. The major feature that was created by this orogeny was deep-seated, thick-skinned deformation, with evidence of this orogeny found from Canada to northern Mexico, with the easternmost extent of the mountain-building.

Cretaceous-age
The Cretaceous, derived from the Latin "creta" (chalk), is a geologic period and system from circa 145.5  to 65.5 million years ago. In the geologic timescale, the Cretaceous follows the Jurassic period and is followed by the Paleogene period of the Cenozoic era. In many languages this period is known as "chalk period".

Flysch
Flysch is a sequence of sedimentary rocks that is deposited in a deep marine facies in the foreland basin of a developing orogen. Flysch is typically deposited during an early stage of the orogenesis. When the orogen evolves the foreland basin becomes shallower and molasse is deposited on top of the flysch. It is therefore called a syn-orogenic sediment (deposited contemporaneously with mountain building).

32

Term	Definition
Geosyncline
A subsiding linear trough that was caused by the accumulation of sedimentary rock strata deposited in a basin and subsequently compressed, deformed, and uplifted into a mountain range, with attendant volcanism and plutonism.

Granodioritic
An intrusive igneous rock similar to granite, but containing more plagioclase than orthoclase-type feldspar. Officially, it is defined as a phaneritic igneous rock with greater than 20% quartz by volume where at least 65% of the feldspar is plagioclase.

Hornfels
Hornfels is the group designation for a series of contact metamorphic rocks that have been baked and indurated by the heat of intrusive igneous masses and have been rendered massive, hard, splintery, and in some cases exceedingly tough and durable. The most common hornfels (the biotite hornfelses) are dark-brown to black with a somewhat velvety luster owing to the abundance of small crystals of shining black mica.

Jurassic
The Jurassic is a geologic period and system that extends from about 199.6 to 145.5 million years ago, that is, from the end of the Triassic to the beginning of the Cretaceous. The Jurassic constitutes the middle period of the Mesozoic era, also known as the age of reptiles. The start of the period is marked by the major Triassic–Jurassic extinction event. However, the end of the period did not witness any major extinction event. The Jurassic is named after the Jura Mountains within the European Alps, where limestone strata from the period was first identified.

Limestone
Limestone is a sedimentary rock composed largely of the minerals calcite and aragonite, which are different crystal forms of calcium carbonate. Many limestones are composed from skeletal fragments of marine organisms such as coral or foraminifera.

Magnetite	Magnetite is a ferrimagnetic mineral, one of several iron oxides and a member of the spinel group. Magnetite is the most magnetic of all the naturally occurring minerals on Earth.
Metasediment
Metasediment is sediment or sedimentary rock that shows evidence of having been subjected to metamorphism. The overall composition of a metasediment can be used to identify the original sedimentary rock, even where they have been subject to high-grade metamorphism and intense deformation.

Metasomatized	Metasomatism is the chemical alteration of a rock by hydrothermal and other fluids.
Mesozoic
The Mesozoic Era is an interval of geological time from about 250 to 65 million years ago. It is often referred to as the Age of Reptiles because reptiles, namely dinosaurs, were the dominant terrestrial and marine vertebrates of the time. The era began in the wake of the Permian-Triassic event, the largest mass extinction in Earth's history, and ended with the Cretaceous–Paleogene extinction event, another mass extinction which is known for having killed off non-avian dinosaurs, as well as other plant and animal species. The Mesozoic was a time of significant tectonic, climate and evolutionary activity. The era witnessed the gradual rifting of the supercontinent Pangaea into separate landmasses that would eventually move into their current positions.

Monzonitic
Monzonite is an intermediate igneous intrusive rock composed of approximately equal amounts of sodic to intermediate plagioclase and orthoclase feldspars with minor amounts of hornblende, biotite and other minerals. Quartz a minor constituent or is absent; with greater than 5% quartz the rock is termed a quartz monzonite

Mudstone
Mudstone is a fine grained sedimentary rock whose original constituents were clays or muds. Grain size is up to 0.0625 mm (0.0025 in) with individual grains too small to be distinguished without a microscope. Mud rocks, such as mudstone and shale comprise some 65% of all sedimentary rocks. Mudstone looks like hardened clay and, depending upon circumstances under which it was formed, it may show cracks or fissures, like a sun-baked clay deposit.

Sandstone
Sandstone (sometimes known as arenite) is a clastic sedimentary rock composed mainly of sand-sized minerals or rock grains. Most sandstone is composed of quartz and/or feldspar because these are the most common minerals in the Earth's crust.

33

Term	Definition
Siltstone
Siltstone is a clastic sedimentary rock. As its name implies, it is primarily composed of silt sized particles. Siltstones differ significantly from sandstones due to their smaller pores and higher propensity for containing a significant clay fraction

The Property is situated within the Concepciòn del Oro district that is regionally underlain by the Mexico Geosyncline, a Jurassic to Cretaceous-age, shelf-margin, carbonate sequence that sits unconformably on a basement of metamorphic rocks and is conformably overlain by a back-arc successor basin of Cretaceous-age marine siltstone-sandstone flysch origin. Finely-laminated, fine-grained calcareous, carbonaceous siltstone, sandstone and mudstone, belonging to the early to middle Cretaceous Caracol Formation, underlie most of the Property. These rocks are underlain by a bedded sequence of silty to sandy limestone, possibly belonging to the Upper Jurassic platform limestone units of the Zualoga to Cuesta de Cura Formations. The Mesozoic calcareous country rocks have been locally intruded by several varieties of hydrothermally-altered monzonitic and granodioritic dykes, indicative of an advanced hydrothermal system spatially and genetically related to possibly a multi-phase, buried calcalkaline stock (Soto, 2011).

During Late Cretaceous to Early Tertiary time northcentral Mexico was subjected to the compressional Laramide orogeny which regionally folded the metasedimentary sequence. Later in Eocene time the compressive folding shifted to translational faulting resulting in regional northwesterly striking fold structures being displaced by right-lateral offset and renewed extension. Thus, normal and thrust faults associated with the folded metasedimentary structures are important conduits for intrusions and associated precious metal mineralization. The southern Concepciòn del Oro district covers a series of subparallel sierras that generally strike east-west and curve southward. Several of these sierras are anticlines or limbs of anticlines that have Jurassic to Cretaceous-age limestone cores and separate by synclinal valleys underlain by Mesozoic metasedimentary rocks.

According to Servicios Geologico de Mexico (2006), the extreme northern and southern portions of the Property are underlain by or immediately adjacent to two major west-northwesterly trending overturned anticlines, and regional mapping shows the central portion of the Property covers a similarly-oriented anticlinal structure beneath alluvium at the Julia zone. Several folded anticlinal structures and associated faulting represent excellent exploration targets for intrusive-related precious metal mineralization.

34

32

Mineral Zones and Showings

Over the past three years San Marco has focused their exploration work on several selected areas within the Property. Based upon 2010 induced polarization (‘IP’) and magnetics, soil geochemical and trenching results, San Marco contracted S J Geophysics in 2011 to conduct IP surveys over the five areas, called the Julia, San Lucas Ridge, North Julia, Las Crucitas and El Jaguey (Southwest) zones. This work has identified the Julia and San Lucas Ridge zones as two high priority drilling targets for future evaluation.

Both the Julia and San Lucas Ridge zones have favorable geological settings for intrusion related gold-silver mineralization, plus coincident anomalous gold, base metal and indicator element soil geochemistry and combined magnetics and I.P. anomalies. The following illustration shows the locations of each zone of interest with the 2010 and 2011 geophysical survey grids overlying the property-wide airborne vertical gradient magnetics results.

226000E
228000E
230000E
232000E
234000E
236000E
238000E
240000E
SAN LUCAS ZONE
Approximate Southwestern Margin of Deep-Seated Melchor Ocampo Stock (Interpreted - Very Schematic)
Note strong magnetic response with excellent correlation with hornfelsed sediments and subvolcanics - strong low magnetic "undershoots" surrounding high indicates magnetic source likely has limited depth extent
Monzonite/Latite Subvolcanics (Pyrite-Rich)
JULIA ZONE
Hornfelsed Sediments
LAS CRUCITAS
Shallow, Steeply Dipping Linear Magnetic Features - Intercalated Flows in Caracol Fm.? - Dikes?? - Source not Shown in Mapping but Conforms with Mapped Caracol Strike
Approximate Northern Margin of Deep-Seated Component of Noche Buena Stock (Interpreted - Very Schematic)
SOUTHWEST ZONE
Possible NW Extension of Granodiorite at Shallow Depth
Weak Magnetic High Shallow Source - Under Alluvium
Granodiorite (Gd)
Linear, Steeply-Dipping, Shallow-Source Week Highs in Caracol Fm.? Flows/Dikes?

Julia Zone

The Julia zone is dominantly underlain by finely-laminated, fine grained calcareous, siltstone, sandstone and mudstone of the Late Cretaceous Caracol Formation that have been hornfelsed by several  local monzonitic and granodioritic dykes. The metasedimentary rocks locally strike 345o and dip -65o northeastwardly. The granodioritic and monzonitic dykes are hydrothermally-altered to argillic facies and they have metasomatized the calcareous country rocks producing magnetite-bearing hornfelsed alteration envelopes with local quartz-pyrite veining often along bedding planes.

Soil geochemical sampling and trenching over the Julia zone has identified high gold-in-soil and gold-in-rocks geochemical signature spatially situated within the area of the hornfelsed metasedimentary rocks and dykes. The highest gold-in-soil values are also central to high airborne and ground magnetic and IP anomalies.

PPB GOLD IN SOILS
-80 MESH FRACTION
JULIA ZONE
LA BUENA PROJECT
MPIO JAGÜEY, ZACATECAS
N
0
125
250
meters
NAD27MEX14
PPB GOLD IN SOILS
668
141
108
79.6
60.5
44.7
34.8
26.3
18.4
13.8
9.8
7.17
5.85
4.54
3.22
1.91
<5

In 2010 San Marco retained S J Geophysics to carry out a limited IP survey over the Julia zone. Based upon the 2010 soil geochemical survey and IP survey results San Marco excavated 11 trenches in the Julia zone to expose and sample the bedrock. The results of this work encouraged San Marco to continue exploration of this zone with a detailed ground magnetic survey and contract S J Geophysics to infill and extend the IP coverage over the Julia zone and extend their IP survey to the north, called the Julia North zone. The ground magnetics survey results were analyzed, inverted and spatially integrated with the IP data by S J Geophsyics. According to Witter and Rastad (2011), the Julia zone has a series of resistant hills forming a ‘horseshoe-shaped’ area that is open to the southwest. At a depth of 50 to 200 m beneath the middle of this area there is a significant resistivity low anomaly. The highest resistivity values are situated around the periphery of this area with the highest values coincident with the mapped quartz-infilled shear zone in the Julia zone and an exposure of monzonitic dyke. There are two primary chargeability high anomalies at the Julia zone: one which lies in the middle of the horseshoe and another, which is smaller, that lies at the mouth of the horseshoe. The larger of the two anomalies is situated at a depth of 100 to 300 m and the smaller extends over a more limited range of only 100 to 150 m deep (Witter and Rastad, 2011). The following figures show the resistivity and chargeability results over the Julia zone with the trace of the aforementioned ‘horse-shaped’ area (modified after Witter and Rastad, 2011).

Based upon the 2011 geophysical and geochemical results, three diamond drill holes are proposed to initially test the chargeability high and resistivity low that are situated directly beneath the gold-in-soil geochemical anomaly corresponding with the hornfelsed Caracol Formation metasedimentary rocks intruded by hydrothermally-altered granitic intrusions. The three proposed drill holes would be separated and inclined along the northeasterly trend of the geophysical anomaly to better test its extent.

San Lucas Ridge Zone

The San Lucas Ridge zone is underlain by a west-northwesterly trending overturned anticline cored by older Upper Jurassic-age platform carbonate rocks (i.e. Zuloga or La Pena Formations) that are overlain by early to middle Cretaceous Carocol Formation calcareous, fine-grained metasedimentary rocks. Several fault and shear structures subparallel the folded structure providing potential conduits for intrusions and precious metal mineralization.

According to SGM (2007) and Soto (2011), the limestones capping San Lucas ridge have been locally metasomatized and decalcified indicating possibly buried intrusions in the core of the folded sequence. East of the Property, there are old shafts and underground workings that have been driven to explore for gold mineralization associated with argillically-altered monzonitic dykes that have intruded the folded calcareous rocks.

Recent soil sampling results show the San Lucas zone reflected by large circular arsenic and antimony anomalies within which rock geochemical sampling has returned interesting gold values ranging from 0.1 to 0.5 gpt gold. Furthermore, both Kennecott (original discover of the Penasquito mineralization) and Diabrass have drill tested the folded carbonate rocks east of the Property and reportedly intersected interesting base and precious metal mineralization (Soto, 2011).

The results of S J Geophysics’ IP survey of the San Lucas Ridge zone found a very high resistivity carapace, 50 to 100 m thick, covering the crest and flanks of San Lucas ridge. This high resistivity corresponds to the area underlain by the core and flanks of the anticlinallyfolded limestone and calcareous metasediments. However, beneath this high resistivity there is very low resistivity which may reflect a mineralized intrusion or fault structure (Witter and Rastad, 2011).

Recent exploration of the La Buena property has discovered coincident geological, geochemical and geophysical anomalies within the Julia and San Lucas Ridge zones. The 2011 geophysical and geochemical surveys have identified a buried chargeability high and coincident resistivity low directly beneath a large gold-in-soil geochemical anomaly on the Julia zone. The anomalous geophysical results and gold soil geochemistry corresponds with the mapped extent of hornfelsed metasedimentary rocks that have been intruded by hydrothermally-altered granitic intrusions hosting geochemically significant gold mineralization.

The IP survey of the San Lucas Ridge zone discovered high resistivity, folded limestone and calcareous metasediments covering a very low resistivity anomaly that may reflect a buried mineralized intrusion or structure. The geophysical anomaly lies beneath an area with highly anomalous arsenic and antimony soil geochemistry and many old underground workings along trend that were excavated to explore for gold-bearing mineralization.

This property has excellent exploration potential and its continued exploration is certainly warranted.

Risk Factors

Risks Related To Our Business

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating significant revenues. We cannot guarantee that we will be successful in generating significant revenues in the future. Failure to generate revenues which are greater than our expenses will cause you to lose your investment.

We have a limited operating history with significant losses and expect losses to continue for the foreseeable future.

We have yet to establish any history of profitable operations. We have incurred net losses of $115,032 as at April 30, 2012. As a result, at July 31, 2011, we had an accumulated deficit of $$115,032  and total stockholders’ deficit of $85,832.  We have not generated any revenues since our inception and do not anticipate that we will generate revenues which will be sufficient to sustain our operations. We expect that our revenues will not be sufficient to sustain our operations for the foreseeable future. Our profitability will require the successful commercialization of our mining propery. We may not be able to successfully commercialize our mines or ever become profitable.

We may not be able to secure additional financing to meet our future capital needs due to changes in general economic conditions.

We anticipate needing significant capital to conduct further exploration of our optioned property and, if advisable, to acquire a 50% interest in our optioned property and   commercially develop the property. We may use capital more rapidly than currently anticipated and incur higher operating expenses than currently expected, and we may be required to depend on external financing to satisfy our operating and capital needs. We may need new or additional financing in the future to conduct our operations or expand our business. Any sustained weakness in the general economic conditions and/or financial markets in the United States or globally could adversely affect our ability to raise capital on favorable terms or at all. From time to time we have relied, and may also rely in the future, on access to financial markets as a source of liquidity to satisfy working capital requirements and for general corporate purposes. We may be unable to secure debt or equity financing on terms acceptable to us, or at all, at the time when we need such funding. If we do raise funds by issuing additional equity or convertible debt securities, the ownership percentages of existing stockholders would be reduced, and the securities that we issue may have rights, preferences or privileges senior to those of the holders of our common stock or may be issued at a discount to the market price of our common stock which would result in dilution to our existing stockholders. If we raise additional funds by issuing debt, we may be subject to debt covenants, which could place limitations on our operations including our ability to declare and pay dividends. Our inability to raise additional funds on a timely basis would make it difficult for us to achieve our business objectives and would have a negative impact on our business, financial condition and results of operations.

We may not have access to the supplies and materials needed for exploration, which could cause delays or suspension of our operations.

Competitive demands for contractors and unforeseen shortages of supplies and/or equipment could result in the disruption of planned exploration activities. Current demand for exploration drilling services, equipment and supplies is robust and could result in suitable equipment and skilled manpower being unavailable at scheduled times in our exploration programs. Furthermore, fuel prices are rising. We will attempt to locate suitable equipment, materials, manpower and fuel if sufficient funds are available. If we cannot find the equipment and supplies needed for our various exploration programs, we may have to suspend some or all of them until equipment, supplies, funds and/or skilled manpower can be obtained.

Attraction and retention of qualified personnel is necessary to implement and conduct our mineral exploration programs.

Our future success will depend largely upon the continued services of our Board members, executive officers and other key personnel. Our success will also depend on our ability to continue to attract and retain qualified personnel with mining experience. Key personnel represent a significant asset for us, and the competition for qualified personnel is intense in the mineral exploration industry.

We may have particular difficulty attracting and retaining key personnel in the initial phases of our exploration programs. We do not have key-person life insurance coverage on any of our personnel. The loss of one or more of our key people or our inability to attract, retain and motivate other qualified personnel could negatively impact our ability to complete our exploration programs.

Risks Associated with Option Agreements

Pursuant to the Option Agreement with San Marco, we are required to incur aggregate exploration expenditures of $6,000,000, with $1,000,000 to be incurred by the end of the year, $500,000 to be incurred by December 31, 2013, and the balance of $4,500,000 to be incurred by December 31, 2014. We do not currently have enough funds to meet our investment obligations for any of the claims.

We have little cash on hand, no financing arrangements and no lines of credit or other bank financing arrangements.  There can be no assurance that we will be able to close any financing and if we do close any financings, there can be no assurance that they will be sufficient to meet our needs for the upcoming 12 months.   Generally, we have financed operations to date through the proceeds of the private placement of equity and debt instruments.  We expect we will need to raise additional capital and generate revenues to meet long-term operating requirements. Additional issuances of equity or convertible debt securities will result in dilution to our current shareholders. Further, such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business endeavours or opportunities, which could significantly and materially restrict our business operations. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We have and will continue to seek to obtain short-term loans from our directors, although no future arrangement for additional loans has been made. We do not have any agreements with our directors concerning these loans. We do not have any arrangements in place for any future equity financing. If we are unable to meet our obligations for the claims subject to the Option with San Marco, then we will lose our interest in such claims and our business will fail.

There is no assurance that we can formally establish the existence of any mineral reserve on our property. Until we are able to establish a mineral reserve, there can be no assurance that production from the property will continue for any period of time and if production fails, our business may ultimately fail.

Our property has never been subject to a formal reserves estimation through scientific exploration techniques. Accordingly, there is no assurance that we can formally establish the existence of any mineral reserve on our property. A mineral reserve is defined by the Securities and Exchange Commission in its Industry Guide 7 (which can be viewed over the Internet at http://www.sec.gov/divisions/corpfin/forms/industry.htm#secguide7) as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination.

The probability of an individual prospect ever having a "reserve" that meets the requirements of the Securities and Exchange Commission's Industry Guide 7 is remote. If our current or future mineral resource property contains any "reserve," any funds that we spend on exploration will be lost.

Even if we discover a mineral reserve, there can be no assurance that the related property will be developed.

Even if we eventually discover a mineral reserve on our property, there can be no assurance that we will be able to develop the property into producing mines. Both mineral exploration and development involve a high degree of risk and few properties which are explored are ultimately developed into producing mines.

The commercial viability of an established mineral deposit will depend on a number of factors including, by way of example, the size, grade and other attributes of the mineral deposit, the proximity of the resource to infrastructure such as a power, roads and water for processing, government regulation and market prices. Most of these factors will be beyond our control, and any of them could increase costs and make extraction of any identified mineral resource unprofitable.

Mineral operations are subject to applicable law and government regulation. Even if we discover a mineral resource in a commercially exploitable quantity, these laws and regulations could restrict or prohibit the exploitation of that mineral resource. If we cannot exploit any mineral resource that it might discover on the property, the business may fail.

Both mineral exploration and extraction require permits from various foreign, federal, state, and local governmental authorities and are governed by laws and regulations, including those with respect to prospecting, mine development, mineral production, transport, export, taxation, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. There can be no assurance that we will be able to obtain or maintain any of the permits required for the continued exploration of our mineral property or for the construction and operation of a mine on our property at economically viable costs. If we cannot accomplish these objectives, our business could fail.

We believe that we are in compliance with all material laws and regulations that currently apply to our activities but there can be no assurance that we can continue to do so. Current laws and regulations could be amended and we might not be able to comply with them, as amended. Further, there can be no assurance that we will be able to obtain or maintain all permits necessary for our future operations, or that it will be able to obtain them on reasonable terms. To the extent such approvals are required and are not obtained, we may be delayed or prohibited from proceeding with planned exploration or development of our mineral property.

In addition, environmental hazards unknown to us, which have been caused by previous or existing owners or operators of the Property may exist on the property in which we hold an interest. Even if we relinquish our licenses, we will still remain responsible for any required reclamation and rehabilitation of the property.

Mineral exploration and development are subject to extraordinary operating risks. We do not currently insure against these risks. In the event of a cave-in or similar occurrence, our liability may exceed our resources, which would have an adverse impact on our operations.

Mineral exploration, development and production involve many risks which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Hazards such as unusual or unexpected formations and other conditions are involved.

Our operations will be subject to all the hazards and risks inherent in the exploration, development and production of resources, including liability for pollution, cave-ins or similar hazards against which we cannot insure against or which we may elect not to insure. Any such event could result in work stoppages and damage to property, including damage to the environment. We do not currently maintain any insurance coverage against these operating hazards. The payment of any liabilities that arise from any such occurrence would have a material, adverse impact on our operations.

Mineral prices are subject to dramatic and unpredictable fluctuations.

We plan to derive revenues from the extraction and sale of minerals. The prices of this commodity have fluctuated widely in recent years, and are affected by numerous factors beyond our control including international, economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities and increased production due to new extraction developments and improved extraction and production methods. The effect of these factors on the price of diamonds and, therefore, the economic viability of any of our projects, cannot accurately be predicted.

The mining industry is highly competitive and there is no assurance that we will continue to be successful in acquiring mineral claims. If we cannot continue to acquire properties to explore for mineral resources, it may be required to reduce or cease operations.

The mineral exploration, development, and production industry is largely unintegrated.  We compete with other exploration companies looking for mineral resource properties and the resources that can be produced from them. However, the mining business operates in a worldwide market, and prices for minerals are derived from relatively pure market forces.

We compete with many companies possessing greater financial resources and technical facilities. This competition could adversely affect our ability to acquire suitable prospects for exploration in the future. Accordingly, there can be no assurance that we will acquire any interest in additional mineral resource properties that might yield reserves or result in commercial mining operations.

Our property is located in Mexico and our operations there may be affected by varying degrees of political and economic uncertainties.

Our property is located in Mexico, and mineral exploration and mining activities in this country may be affected in varying degrees by political stability and economic uncertainties. Operations also may be affected in varying degrees by government regulations with respect to restrictions on production, repatriation of profits, price controls, export controls, income taxes, expropriations or property, environmental legislation and mine safety.

Risks Related to Ownership of our Securities

Our stock price may be volatile, which may result in losses to our shareholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies listed on the Over-the-counter Bulletin Board quotation system in which shares of our common stock are listed, have been volatile in the past and have experienced sharp share price and trading volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many factors, including the following, some of which are beyond our control:

•	variations in our operating results;

•	changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;

•	changes in operating and stock price performance of other companies in our industry;

•	additions or departures of key personnel; and

•	future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock.

Our common shares may become thinly traded and you may be unable to sell at or near ask prices, or at all.

We cannot predict the extent to which an active public market for trading our common stock will be sustained. Our common share’s trading volume has historically been sporadically or “thinly-traded”, meaning that the number of persons interested in purchasing our common shares at or near bid prices at certain given time may be relatively small or non-existent.

This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community who generate or influence sales volume.  Even if we came to the attention of such persons, those persons tend to be risk-averse and may be reluctant to follow, purchase, or recommend the purchase of shares of an unproven company such as ours until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock is particularly volatile given our status as a relatively small company, which could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

We do not anticipate paying any cash dividends to our common shareholders.

We presently do not anticipate that we will pay dividends on any of our common stock in the foreseeable future. If payment of dividends does occur at some point in the future, it would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any common stock dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings after paying the interest for the preferred stock, if any, to implement our business plan; accordingly, we do not anticipate the declaration of any dividends for common stock in the foreseeable future.

If we are currently listed on the Over-the-Counter Bulletin Board quotation system and our common stock is subject to “penny stock” rules which could negatively impact our liquidity and our shareholders’ ability to sell their shares.

Our common stock is currently quoted on the Over-the-counter Bulletin Board. We must comply with numerous rules in order to maintain the listing of our common stock on the Over-the-counter Bulletin Board. There can be no assurance that we can continue to meet the requirements to maintain the quotation on the Over-the-counter Bulletin Board listing of our common stock. If we are unable to maintain our listing on the Over-the-counter Bulletin Board, the market liquidity of our common stock may be severely limited.

Volatility in our common share price may be subject to US Securities Litigation.

The market for our common stock is characterized by significant price volatility as compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of our securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights of our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our articles of incorporation do not contain any specific provisions that eliminate the liability of our directors for monetary damages to our company and shareholders; however, we are prepared to give such indemnification to our directors and officers to the extent provided for by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

We may need additional capital, and the sale of additional shares or other equity securities could result in additional dilution to our shareholders.

In the future, we may require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Our business is subject to changing regulations related to corporate governance and public disclosure that have increased both our costs and the risk of noncompliance.

Because our common stock is publicly traded, we are subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities, including the Public Company Accounting Oversight Board, the SEC and FINRA, have issued requirements and regulations and continue to develop additional regulations and requirements in response to corporate scandals and laws enacted by Congress, most notably the Sarbanes-Oxley Act of 2002. Our efforts to comply with these regulations have resulted in, and are likely to continue resulting in, increased general and administrative expenses and diversion of management time and attention from revenue-generating activities to compliance activities. Because new and modified laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices.

We will incur increased costs and compliance risks as a result of becoming a public company.

As a public company, we will incur significant legal, accounting and other expenses.  We will incur costs associated with our public company reporting requirements. We also anticipate that we will incur costs associated with recently adopted corporate governance requirements, including certain requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the SEC and FINRA. We expect these rules and regulations, in particular Section 404 of the Sarbanes-Oxley Act of 2002, to significantly increase our legal and financial compliance costs and to make some activities more time-consuming and costly. Like many smaller public companies, we face a significant impact from required compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Section 404 requires management of public companies to evaluate the effectiveness of internal control over financial reporting and the independent auditors to attest to the effectiveness of such internal controls and the evaluation performed by management. The SEC has adopted rules implementing Section 404 for public companies as well as disclosure requirements. The Public Company Accounting Oversight Board, or PCAOB, has adopted documentation and attestation standards that the independent auditors must follow in conducting its attestation under Section 404. We are currently preparing for compliance with Section 404; however, there can be no assurance that we will be able to effectively meet all of the requirements of Section 404 as currently known to us in the currently mandated timeframe. Any failure to implement effectively new or improved internal controls, or to resolve difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet reporting obligations or result in management being required to give a qualified assessment of our internal controls over financial reporting or our independent auditors providing an adverse opinion regarding management’s assessment. Any such result could cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Financial Information

Management's Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read in conjunction with the financial statements of Patriot Minefinders Inc., including the notes thereto, appearing elsewhere in this report. The discussion of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future. All references to currency in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section are to U.S. dollars, unless otherwise noted.

Results of Operations for the Year Ended July 31, 2011 and 2010

Revenues

We had no revenues for the period from February 9, 2007 (date of inception), through July 31, 2011.

Expenses

Our expenses for the twelve month period ended July 31, 2011 and 2010 were $16,000 and $16,911. During the period from February 9, 2007 (date of inception), through July 31, 2011, we incurred expenses of $77,379. These expenses were comprised primarily of geological, mineral and prospect costs, general and administrative, incorporation costs and professional fees.

Net Income (Loss)

Our net loss for the twelve-month period ended July 31, 2011 and 2010 was $16,000 and $16,911. During the period from February 9, 2007 (date of inception), through July 31, 2011, we incurred a net loss of $77,379. This loss consisted primarily of geological, mineral and prospect costs, general and administrative, incorporation costs and professional fees.

Purchase or Sale of Equipment

We do not expect to purchase or sell any plant or significant equipment.

Liquidity and Capital Resources

Our balance sheet as of July 31, 2011 reflects assets of $1,471 in the form of cash and cash equivalents. Since inception, we have sold 112,800,000 shares of common stock with gross proceeds of $112,800.   Subsequently, on June 19, 2012, we cancelled and returned to treasury 52,000,000 shares of our common stock. However, cash resources provided from our capital formation activities have, from inception, been insufficient to provide the working capital necessary to operate our company.

Results of Operations for the Three and Nine Months Ended April 30, 2012 and 2011 and the Period from February 9, 2007 (Inception) to April 30, 2012

The following unaudited summary of our results of operations should be read in conjunction with our financial statements for the nine month periods ended April 30, 2012 and 2011.

We have not generated any revenue since inception and are dependent upon obtaining financing to pursue our business activities. For these reasons, our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Our operating results for the nine month periods ended April 30, 2012 and 2011 and the changes between those periods for the respective items are summarized as follows:

	Three Month Period Ended April 30, 2012	Three Month Period Ended April 30, 2011	Nine Month Period Ended April 30, 2012	Nine Month Period Ended April 30, 2011	Change Between Nine Month Periods Ended April 30, 2012 and April 30, 2011
Revenue	$Nil	$Nil	$Nil	$Nil	$Nil
Geological, mineral and prospect costs	$Nil	$Nil	$Nil	$Nil	$12,500
General and administrative	$7,231	$4,709	$18,226	$18	$60,591
Professional fees	$13,315	$1,568	$19,272	$974	$31,786
Loss foreign exchange	$155	$Nil	$155	$Nil	$155
Net Loss	$(20,701)	$(6,277)	$(37,653)	$(992)	$(115,032)

Our expenses increased during the three month period ended April 30, 2012 compared to the same period in 2011 primarily as a result of increased general and administrative expenses and professional fees.

Our expenses increased during the nine month period ended April 30, 2012 compared to the same period in 2011 primarily as a result of increased general and administrative expenses and professional fees.

Liquidity and Financial Condition

Working Capital

	At April 30, 2012 $	At July 31, 2011 $	Change between April 30, 2012 and July 31, 2011
Current Assets	13,355	1,471	(11,884)
Current Liabilities	99,187	49,650	(49,537)
Working Capital (Deficit)	(85,832)	(48,179)	(37,653)

Cash Flows

	Nine Months Ended April 30, 2012 $	Nine Months Ended April 30, 2011 $	Accumulated from February 9, 2007 (Inception) through April 30, 2012 $
Net cash used in Operating Activities	(20,183)	(10,758)	(91,912)
Net cash provided by Financing Activities	25,148	9,000	98,348
Increase (Decrease) in cash and cash equivalents	4,965	(1,758)	6,436

As of April 30, 2012, our total assets were $13,355 and our total liabilities were $99,187 and we had a working capital deficit of $85,832. Our unaudited financial statements report a net loss of $20,701 and $6,277 for the three and nine months ended April 30, 2012, and a net loss of $115,032 for the period from February 9, 2007 (inception) to April 30, 2012.

On March 19, 2012, we entered into a bridge loan agreement and promissory note with Skanderbeg. Under the terms of the bridge loan agreement, Skanderbeg agreed to loan our company up to US$25,000 to facilitate the assignment to our company of Skanderbeg’s interest in the Option Agreement related to the La Buena Project in Mexico.

The principal amount of the loan is due and payable in March 2013 if the La Buena Project transaction is not completed. Upon the signing of a definitive agreement between our company and Skanderbeg for the La Buena Project transaction, the bridge loan will be applied to Skanderbeg’s investment obligations under that agreement and the promissory note will no longer be valid.

The bridge loan shall bear interest at the rate of Prime +1% per annum, payable on the maturity date.

Going Concern

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. Our company incurred a net loss of $$16,000 for the year ended July 31, 2011 [2010 - $16,911 and at July 31, 2011 had a cumulative net loss of $77,379. During the nine months ended April 30, 2012, we incurred a net loss of $37, which raised our cumulative net loss to $115,032.

We have not generated revenue and we have working capital deficit of $48,179 as at July 31, 2011 and $85,832 as at April 30, 2012. Our company requires additional funds to meet its financial obligations as they relate to its operations and investment commitments on the Property. These conditions raise substantial doubt about our company’s ability to continue as a going concern. Management’s plans in this regard are to raise equity and debt financing as required, but there is no certainty that such financing will be available or that it will be available on acceptable terms. The outcome of these matters cannot be predicted at this time.

These financial statements do not include any adjustments to reflect the future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months. We do not have any arrangements in place for any future debt or equity financing.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Inflation

The effect of inflation on our revenues and operating results has not been significant.

Critical Accounting Policies

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the U.S. and have been consistently applied in the preparation of the financial statements.

 Revenue Recognition

The Company recognizes revenue when a contract is in place, minerals are delivered to the purchaser and collectability is reasonably assured.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Although these estimates are based on management's best knowledge of current events and actions the Company may undertake in the future, actual results may ultimately differ from the estimates. Management believes such estimates to be reasonable.

Exploration Stage Company

As an exploration stage Company, it is a type of development stage company as defined in Financial Accounting Standard Board ("FASB") Accounting Standards Codification (“ASC”) 205-915. Accordingly, the Company devotes substantially all of its present efforts to establish its business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. The Company did not have any cash equivalents as of July 31, 2011 and 2010, or as at April 30, 2012.

Mineral Property Costs

Past mineral property acquisition, exploration and development costs have been expensed as incurred until such time as economic reserves are quantified, at which time the Company would capitalize all costs to the extent that future cash flows from mineral reserves equal or exceed the costs deferred The deferred costs will be amortized over the recoverable reserves when a property reaches commercial production. Costs related to site restoration programs will be accrued over the life of the project.

Although the Company has taken steps to verify title to mineral properties in which it has an interest, according to the usual industry standards for the stage of exploration of such properties, these procedures do not guarantee the Company’s title. Such properties may be subject to prior agreements or transfers and title may be affected by undetected defects.

Basic and Diluted Loss Per Share

The Company computes net loss per share in accordance with FASB ASC 260, Earnings Per Share. Basic loss per share is computed using the weighted average number of shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the year including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the year is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti dilutive.

Income Taxes

The Company follows FASB ASC 740, Accounting for Income Taxes which requires the use of the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases. Deferred tax assets and liabilities and measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled.

Environmental costs

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of:

i)                     Completion of a feasibility study; or

ii)                   The Company’s commitment to a plan of action based on the then known facts.

Financial Instruments

 Fair Value

The fair value of financial instruments consisting of cash and cash equivalents, accrued liabilities, and amounts due to related party were estimated to approximate their carrying values based on the short-term maturity of these instruments. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

 Risks

Financial instruments that potentially subject the Company to credit risk consist principally of cash. Management does not believe the Company is exposed to significant credit risk. As well, management does not believe the Company is exposed to significant interest rate risks during the period presented in these financial statements.

The accompanying financial statements do not include any adjustments that might result from the eventual outcome of the risks and uncertainties described above.

Fair Value Measurements

The Company follows FASB ASC 820, Fair Value Measurements and Disclosures, for all financial instruments and non-financial instruments accounted for at fair value on a recurring basis. This new accounting standard establishes a single definition of fair value and a framework for measuring fair value, sets out a fair value hierarchy to be used to classify the source of information used in fair value measurement and expands disclosures about fair value measurements required under other accounting pronouncements. It does not change existing guidance as to whether or not an instrument is carried at fair value. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk.

The Company has adopted FASB ASC 825, Financial Instruments, which allows companies to choose to measure eligible financial instruments and certain other items at fair value that are not required to be measured at fair value. The Company has not elected the fair value option for any eligible financial instruments.

Derivative Instruments

The Company accounts for derivative instruments according to FASB ASC 815, Derivatives and Hedging. These standards establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. The Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes.

Cash and Currency Risks

The Company incurs expenditures in Canadian and U.S. dollars. Consequently, some assets and liabilities are exposed to Canadian dollar foreign currency fluctuations. As at July 31, 2011, there were no amounts denominated in Canadian dollars included in the financial statements. The Company has cash balances at well-known financial institutions. Balances in U.S. dollars at Canadian institutions are not protected by insurance and are therefore subject to deposit risk. As of July 31, 2011 all cash and equivalents represented cash at United States financial institutions.

Foreign Currency Translations

The Company's functional currency is US dollars. Foreign currency balances are translated into US dollars as follows:

Monetary assets and liabilities are translated at the period-end exchange rate. Non-monetary assets are translated at the rate of exchange in effect at their acquisition, unless such assets are carried at market or nominal value, in which case they are translated at the period-end exchange rate. Revenue and expense items are translated at the average exchange rate for the period. Foreign exchange gains and losses in the period are included in operations.

Recent Accounting Pronouncements

The Company adopts new pronouncements relating to generally accepted accounting principles applicable to the Company as they are issued, which may be in advance of their effective date. Management does not believe that any recently issued, but not yet effective accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the ownership, as of July 24, 2012, of our common stock by each of our directors, by all of our executive officers and directors as a group and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of July 24, 2012, there were 61,800,000 shares of our common stock issued and outstanding. All persons named have sole or shared voting and investment control with respect to the shares, except as otherwise noted. The number of shares described below includes shares which the beneficial owner described has the right to acquire within 60 days of the date of this Form 8-K.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common Stock	John Schweitzer (2) PO Box 3046 La Jolla, California 92038	500,000	(8)
Common Stock	Justin Blanchet (3) 113 – 100 Klahanie Drive Port Moody, BC, Canada V3H 5K3	500,000	(8)
Common Stock	Perparim Alikaj (4) Rr. Vaso Pasha, P. 27/1 Apt. 17 Tirana, Albania 1019	500,000	(8)
Common Stock	Michael Hofer (5) 8275 Wharton Place Mission, BC, Canada V2V 7A4	500,000	(8)
Common Stock	Frederick J. Sveinson (6) 4655 Britannia Drive Richmond, BC, Canada V7E 6B1	500,000	(8)
Common Stock	Fred Tejada (7) 2 – 10340 156 St. Surrey, BC, Canada V3R 4L8	500,000	(8)
	All Officers and Directors as a Group	3,500,000	5.66%
Common Stock	Raffi Khorchidian 606-610 Granville St. Vancouver, BC, Canada V6C 3T3	17,000,000	27.50%

(1)	Based on 81,600,000 issued and outstanding shares of our common stock as of July 24, 2012.
(2)	John Schweitzer has acted as our President, Chief Executive Officer, Secretary, Treasurer and Director since May 27, 2011.
(3)	Justin Blanchet was appointed as our Chief Financial Officer and Director of our company on June 1, 2012.
(4)	Perparim Alikaj was appointed as a Director of our company on June 1, 2012.
(5)	Michael Hofer was appointed as a Director of our company on June 1, 2012.
(6)	Frederick J. Sveinson was appointed as a Director of our company on June 1, 2012.
(7)	Fred Tejada was appointed as a Director of our company on June 1, 2012.
(8)	Less than 1%

Changes in Control

We do not currently have any arrangements which, if consummated, may result in a change of control of our company.

Directors and Executive Officers, Promoters and Control Persons

Directors and Officers

Our officer and directors, and their ages and positions, are as follows:

Name	Age	Position
John Schweitzer	45	President, Chief Executive Officer, Secretary, Treasurer and Director
Justin Blanchet	31	Chief Financial Officer and Director
Perparim Alikaj	62	Director
Michael Hofer	38	Director
Frederick J. Sveinson	65	Director
Fred Tejada	53	Director

Our directors will serve in that capacity until our next annual shareholder meeting, or until their successors are elected and qualified. Officers hold their positions at the will of our board of directors. There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

John H. Schweitzer, President, Chief Executive Officer, Secretary, Treasurer and Director

Mr. Schweitzer has acted as our president, chief executive officer, secretary and treasurer since May 27, 2011. Since June 2004, he has been a partner with the law firm of Stassinopoulos & Schweitzer, APLC, where he has specialized in the practice of litigation of family law, tax and estate and trusts. Mr. Schweitzer has been a member of the California State Bar since 1996. He holds a Juris Doctor degree from Thomas Jefferson School of Law and a Bachelor of Arts degree in human communication from San Diego State University. Prior to his law partnership, Mr. Schweitzer served on active duty as an officer with the United States Marine Corps in support of Operations Enduring and Iraqi Freedom. Prior to the Marine Corps, Mr. Schweitzer was employed by two major private banking firms (Merrill Lynch Trust Company of New York and Northern Trust Bank, respectively) as corporate trustee and vice president where he specialized in international tax and trust agreements; family foundations; charitable planning; planned giving collaboration with national charities; and, investment compliance issues pursuant to the Prudent Investor Act.

Justin Blanchet, CA, CPA (Illinois), Chief Financial Officer and Director

Mr. Blanchet is a member of the Institute of Chartered Accountants of British Columbia and the Illinois Certified Public Accountant Society and brings more than 8 years of mining experience in the areas of financial management, regulatory compliance, tax, treasury, and audit.  Mr. Blanchet has held a variety of roles including Chief Financial Officer for a number of public mineral exploration and development companies.  Mr. Blanchet holds a Bachelor of Technology in Accounting degree from the British Columbia Institute of Technology.

Perparim Alikaj, Director

Dr. Perparim Alikaj is an internationally recognized geophysicist who is credited with the invention of Real Section Induced Polarization Voltage Domain Induced Polarization geophysics.  The largest ore deposit discovered with the Real Section IP technology is the San Nicolas VMS deposit in Mexico containing 65 million tonnes of copper, zinc, silver and gold mineral reserves.  Dr. Alikaj is an experienced mineral exploration professional and, in addition to his position as head of the geophysics section, Department of Earth Sciences at Polytechnic University of Tirana, he also acts as the head of an advisory team for Tirex Resources, Ltd., a Canadian mining exploration and development company that trades on Toronto’s TSX Venture Exchange.

Michael Hofer, Director

Michael Hofer is an experienced resource industry professional with a Bachelor of Arts in physical geography/geomorphology and a post baccalaureate in environmental science. Mr. Hofer is a Canadian certified environmental professional (EP) in four different environmental categories as designated by the Canadian Environmental Certification Approvals Board. His industry experience includes managing community, health, safety and environmental responsibilities for companies involved in mineral exploration and for companies transitioning from exploration to mining production. He has worked with mining companies in North America and Europe.

Frederick J. Sveinson, Director

Frederick J. Sveinson is a professional mining engineer with more than 40 years experience in the development and operation of underground mines from 100 to 2,000 tpd in Africa, the United States, South America and Canada, including the Arctic.  Senior positions held by Mr. Sveinson have included general manager of Echo Bay’s Lupin and Sunnyside operations and vice-president of Tonto Mining and Dynatec Mining.  Mr. Sveinson is currently working as a consulting mining engineer providing services to the mining industry and is a director of a number of private and publicly traded mining exploration and development companies including Banks Island Gold and Tirex Resources.

Fred Tejada, Director

Fred Tejada has 30 years of international mineral industry experience and has a proven record working with both major mining companies and exploration-focused organizations. He is currently president of Tirex Resources Ltd., a Vancouver-based public company with near term production projects in Albania. Prior to this, he was vice-president for exploration of Panoro Minerals Ltd. where he directed resource definition drilling of its two major copper deposits in Peru. For seven years, Mr. Tejada was country manager and president of the Philippine subsidiary companies for Phelps Dodge Exploration Corp. with responsibility over corporate matters and exploration activities from project generation, property acquisitions and permitting.

There have been no transactions between our company and its directors since our company’s last fiscal year which would be required to be reported herein. Mr. Khorchidian held 72,000,000 shares of common stock in our company. Effective June 19, 2012, Mr. Khorchidian cancelled and returned 52,000,000 shares to the company’s treasury, transferred 500,000 shares of common stock held in the company to each of the company’s directors for an aggregate of 3,000,000 shares and a share certificate for the balance of 17,000,000 shares was issued to Mr. Khorchidian.

Other Directorships

Other than as disclosed above, during the last 5 years, none of our directors held any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Board of Directors and Director Nominees

Since our board of directors does not include a majority of independent directors, the decisions of the board regarding director nominees are made by persons who have an interest in the outcome of the determination. The board will consider candidates for directors proposed by security holders, although no formal procedures for submitting candidates have been adopted. Unless otherwise determined, at any time not less than 90 days prior to the next annual board meeting at which a slate of director nominees is adopted, the board will accept written submissions from proposed nominees that include the name, address and telephone number of the proposed nominee; a brief statement of the nominee’s qualifications to serve as a director; and a statement as to why the security holder submitting the proposed nominee believes that the nomination would be in the best interests of our security holders. If the proposed nominee is not the same person as the security holder submitting the name of the nominee, a letter from the nominee agreeing to the submission of his or her name for consideration should be provided at the time of submission. The letter should be accompanied by a résumé supporting the nominee's qualifications to serve on the board, as well as a list of references.

The board identifies director nominees through a combination of referrals from different people, including management, existing board members and security holders. Once a candidate has been identified, the board reviews the individual's experience and background and may discuss the proposed nominee with the source of the recommendation. If the board believes it to be appropriate, board members may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of the slate of director nominees submitted to security holders for election to the board.

Conflicts of Interest

Our directors are not obligated to commit their full time and attention to our business and, accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses. In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty. As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. They may also in the future become affiliated with entities that are engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We have adopted a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Significant Employees

Other than as described above, we do not expect any other individuals to make a significant contribution to our business.

Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

1.	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
2.
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

3.
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

4.
been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Our common stock is not registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, our officers, directors, and principal stockholders are not subject to the beneficial ownership reporting requirements of Section 16(a) of the Exchange Act.

Board and Committee Meetings

Our board of directors held no formal meetings during the period ended July 31, 2011. All proceedings of the board of directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Nevada General Corporate Law and our Bylaws, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

For the year ended July 31, 2011 we did not have any standing committee of the board of directors.

Audit Committee and Charter

We do not have a financial expert serving on an audit committee as we do not have an audit committee because our board of directors has determined that as a start-up exploration company with no revenues it would be too expensive to have one.

Code of Ethics

Our company has adopted a corporate code of ethics, a copy of which was file as an exhibit to our Form 10-K, Amendment No. 1 filed October 30, 2008.

Nominating Committee and Charter

We currently do not have nominating committee or other committees performing similar functions. There has not been any defined policy or procedure requirements for shareholders to submit recommendations or nomination for directors.

Family Relationships

There are no family relationships among our officers, directors, or persons nominated for such positions.

Executive Compensation

None of our directors or executive officers has received any compensation from our company in the last two fiscal years. Pursuant to Item 402(a)(5) of Regulation S-K, we have omitted the table and columns as no compensation has been awarded to, earned by, or paid to these individuals.

Option Exercises

During our Fiscal year ended July 31, 2011, there were no options exercised by our named officers.

Compensation of Directors

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our board of directors.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Summary of Employment Agreements and Material Terms

We do not have currently any employment contract with our officers and directors.

Outstanding Equity Awards at Fiscal Year End

For the year ended July 31, 2011, no director or executive officer has received compensation from us pursuant to any compensatory or benefit plan. There is no plan or understanding, express or implied, to pay any compensation to any director or executive officer pursuant to any compensatory or benefit plan, although we anticipate that we will compensate our officers and directors for services to us with stock or options to purchase stock, in lieu of cash.

Compensation of Directors

No member of our board of directors received any compensation for his services as a director during the year ended July 31, 2011.

Certain Relationships and Related Transactions, and Director Independence

Transactions with related persons

None of the following parties has, since our inception, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	any of our directors or executive officers;
•	any person proposed as a nominee for election as a director;
•	any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
•	any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of any of the foregoing persons; or
•	any person sharing the household of any director, executive officer, nominee for director or 5% shareholder of our company.

Promoters and control persons

The promoter of our company is John H. Schweitzer.

There is nothing of value to be received by the promoter, either directly or indirectly, from us. Additionally, there have been no assets acquired nor are there any assets to be acquired from the promoter, either directly or indirectly, from us.

There have been no other transactions since the beginning of our last fiscal year or any currently proposed transactions in which we are, or plan to be, a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Director Independence

Our securities are quoted on the OTC Bulletin Board which does not have any director independence requirements. Once we engage further directors and officers, we plan to develop a definition of independence and scrutinize our board of directors with regard to this definition.

Legal Proceedings

We are not aware of any material pending legal proceedings to which we are a party or of which our property is the subject.  We also know of no proceedings to which any of our directors, officers or affiliates, or any registered or beneficial holders of more than 5% of any class of our securities, or any associate of any such director, officer, affiliate or security holder are an adverse party or have a material interest adverse to us.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

Our common stock is not traded on any exchange. Our common stock is quoted on OTC Bulletin Board, under the trading symbol “PROF”. We cannot assure you that there will be a market in the future for our common stock.

OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange.  Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers.  OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a national or regional stock exchange.

The following table reflects the high and low bid information for our common stock obtained from Stockwatch and reflects inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

The high and low bid prices of our common stock for the periods indicated below are as follows:

OTC Bulletin Board
Quarter Ended(1)	High	Low
April 30, 2012	$0.50	$0.22
January 31, 2012	n/a	n/a
October 31, 2011	n/a	n/a
July 31, 2011	n/a	n/a
April 30, 2011	n/a	n/a
January 31, 2010	n/a	n/a
October 31, 2010	n/a	n/a

(1)	The first trade of our common stock on the OTC Bulletin Board occurred on June 2, 2010

Holders

As of the date of this report there were 44 holders of record of our common stock.

Dividends

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our board of directors.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

Recent Sales of Unregistered Securities

On June 18, 2012 we issued 1,000,000 shares of our common stock to San Marco in partial satisfaction of our obligations under our Option Agreement with San Marco dated February 28, 2012, as assigned and amended on by the Amending Agreement dated August 2, 2012.  The securities were issued to one non-U.S. person in reliance on Regulation S of the Securities Act of 1933, as amended.

Description of Registrant’s Securities to be Registered

Our authorized capital stock consists of 1,680,000,000 shares of common stock, $0.001 par value.

Common Stock

As of the date of this report we had 61,800,000 shares of our common stock issued and outstanding.

Holders of our common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights. Our common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of our common stock are entitled to share equally in dividends from sources legally available, when, as and if declared by our board of directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets available for distribution to our security holders.

Our board of directors is authorized to issue additional shares of our common stock not to exceed the amount authorized by our Articles of Incorporation, on such terms and conditions and for such consideration as our board may deem appropriate without further security holder action.

Voting Rights

Each holder of our common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of our common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to our board of directors.

Dividend Policy

Holders of our common stock are entitled to dividends if declared by our board of directors out of funds legally available for the payment of dividends. From our inception to December 9, 2007 we did not declare any dividends.

We do not intend to issue any cash dividends in the future. We intend to retain earnings, if any, to finance the development and expansion of our business. However, it is possible that our management may decide to declare a stock dividend in the future. Our future dividend policy will be subject to the discretion of our board of directors and will be contingent upon future earnings, if any, our financial condition, our capital requirements, general business conditions and other factors.

Transfer Agent and Registrar

Our independent stock transfer agent is Pacific Stock Transfer Company, 4045 South Spencer Street, Suite 403, Las Vegas, Nevada, 89119.

Indemnification of Directors and Officers

The company has entered into Indemnification Agreements with each of its directors and officers.

Other that the Indemnification Agreements between the company and each of the company’s directors and officers, the only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of us is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

•	Chapter 78 of the Nevada Revised Statutes (the “NRS”).

Nevada Revised Statutes

Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

“Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the Articles of Incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a)	his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

(b)	his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.”

Section 78.5702 of the NRS provides as follows:

1.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

	(a)	is not liable pursuant to NRS 78.138; or

(b)
acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

	(a)	is not liable pursuant to NRS 78.138; or

	(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Item 5.06    Change in Shell Company Status

As a result of the consummation of the transactions described in Item 2.01 of this Current Report on Form 8-K, we believe that we are no longer a “shell company”, as that term is defined in Rule 405 under the Securities Act and Rule 12b-2 under the Exchange Act.

Item 9.01    Financial Statements and Exhibits

(c) Shell Company Transactions

Reference is made to the financial statements in our Annual Report on Form 10-K for the fiscal year ended July 31, 2011, filed with the U.S. Securities and Exchange Commission on November 14, 2011 and to our financial statements in our Quarterly Report for the fiscal quarter ended April 30, 2012 filed with the U.S. Securities and Exchange Commission on June 14, 2012, which are incorporated herein by reference.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
(3)	Articles of Incorporation and Bylaws
3.1	Articles of Incorporation (incorporated by reference to our Registration Statement on Form SB-2 filed on February 4, 2008)
3.2	Bylaws (incorporated by reference to our Registration Statement on Form SB-2 filed on February 4, 2008)
3.3	Articles of Merger (incorporated by reference to our Current Report on Form 8-K filed on April 18, 2012)
3.4	Certificate of Change (incorporated by reference to our Current Report on Form 8-K filed on April 18, 2012)
(10)	Material Contracts
(10.1)	Bridge Loan Agreement between our company and Skanderbeg dated March 19, 2012 (incorporated by reference to our Current Report on Form 8-K filed on March 22, 2012)
(10.2)	Assignment Agreement between our company and Skanderbeg dated May 17, 2012 (incorporated by reference to our Current Report on Form 8-K filed on May 29, 2012)
(10.3)	Option Agreement with San Marco (as assigned from Skanderbeg) dated February 28, 2012
(10.4)	Amending Agreement with San Marco and Skanderbeg dated August 2, 2012
(14)	Code of Ethics
(14.1)	Code of Ethics (incorporated by reference to our Amended Annual Report on Form 10-K filed on October 30, 2008)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT MINEFINDERS INC.

Date: August 13, 2012	By:	John H. Schweitzer
John H. Schweitzer
President, Chief Executive Officer, Secretary, Treasurer and Director